Exhibit 99.1

             Harleysville Group Reports Third Quarter 2006 Results

    Third quarter highlights:

    --  Operating earnings rise 28 percent to $0.69 per share

    --  Statutory combined ratio improves by 4 points to 98.5 percent

    -- Strong cash flow drives 14 percent net investment income growth

    --  Annual dividend increases by 9 percent


    HARLEYSVILLE, Pa.--(BUSINESS WIRE)--Oct. 26, 2006--Harleysville Group Inc. (NASDAQ: HGIC) today reported diluted operating income of $0.69 per share for the third quarter of 2006, compared to $0.54 per share in the third quarter of 2005. For the nine-month periods, the company reported diluted operating income of $1.94 per share in 2006 and $1.41 per share in 2005. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of income tax.

    "We're pleased that our third quarter results continue to reflect the ongoing, steady improvement in our operating performance," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "Our statutory combined ratio for the quarter was
98.5 percent--which is 4 points better than a year ago--and we produced an operating return on equity of 12.8 percent. In addition, our operating earnings for the third quarter were $0.69 per share, which is much improved from the $0.54 a share we reported in the third quarter of 2005, and we increased our annual dividend by 9 percent. We continue to maintain our solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 15 percent(1),a high-quality investment portfolio, and a premium-to-surplus ratio of 1.3 to 1--all of which provide the sound financial position necessary for us to write our agents' best business."

    The company reported diluted net income of $0.69 per share in the third quarter of 2006, compared to $0.54 per share in the third quarter of 2005. There were essentially no realized investment gains in the third quarter of either year. For the nine-month periods, diluted net income was $2.81 per share in 2006 and $1.41 per share in 2005. For the nine months, the company reported $0.84 per share of realized investment gains in 2006, compared to none in 2005. The majority of the realized gains in the nine months of 2006 are the result of actions taken by the company in the second quarter of this year to reduce its holding of equity investments by approximately $120 million as part of its efforts to manage enterprise-wide risk. The first nine months of 2006 also includes an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

    Harleysville Group's overall statutory combined ratio(2) was 98.5 percent in the third quarter of 2006, compared to 102.5 percent in the third quarter of 2005. For the nine months, the statutory combined ratio was 98.8 percent in 2006, versus 102.8 percent in 2005.

    Third quarter net written premiums were $207.3 million in 2006, compared to $206.6 million in the same period in 2005. Net written premiums through nine months were $635.2 million in 2006 and $640.6 million in 2005.

    Third quarter pretax investment income increased 14 percent to $26.4 million, while after-tax investment income grew 9 percent in the third quarter to $19.2 million. For the nine months, pretax investment income was up 12 percent to $75.3 million, while after-tax investment income rose 8 percent to $55.6 million. Operating cash flow through nine months was $114.0 million in 2006, compared to $115.9 million in 2005.

    Commercial lines -- Net written premiums in commercial lines were $168.5 million in the third quarter of 2006, up 1 percent from the same period in 2005. For the nine months, net written premiums were essentially unchanged at $526.4 million. The commercial lines statutory combined ratio was 99.5 percent in the third quarter of 2006, versus 104.7 percent in the third quarter of 2005. For the nine months, the statutory combined ratio was 100.4 percent in 2006, compared to 103.9 percent in 2005.

    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 93.6 percent in the third quarter of 2006, versus
92.8 percent during the third quarter of 2005. For the nine months, the statutory combined ratio was 91.2 percent in 2006, compared to
97.9 percent in 2005. Net written premiums decreased 1 percent to $38.8 million in the third quarter of 2006, and were down 3 percent to $108.7 million through nine months.

    Outlook -- "Through the balance of 2006, and longer term, we will remain focused on the basics of our business as we seek to consistently produce the quality results we are reporting today--improving earnings, profitable underwriting, operating return on equity over 12 percent and smart growth for the long term--while always maintaining a healthy balance sheet," Browne said. "At the same time, we will not compromise underwriting quality to chase a near-term growth goal. That's especially important in light of current market conditions. Instead, we will remain focused on maintaining our discipline as we seek a sustained overall underwriting profit and long-term improvement in our performance. And, we will continue to work closely with our agency force and rely heavily on them for their assistance in order to position us for further success in 2007 and beyond."

    Webcast -- The company will host a live Webcast today, October 26, 2006, at 8 a.m. (ET) to discuss its third quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site (www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 54 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is a member of the NASDAQ Global Select Market, which represents the top third of all NASDAQ-listed companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recently recognized with a 2006 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance--which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner--currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at www.harleysvillegroup.com.

    (1) Excludes the effects of SFAS No. 115.

    (2) "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.



                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
FINANCIAL                 Quarter ended          Nine months ended
 HIGHLIGHTS               September 30              September 30
----------------------------------------------------------------------
(in thousands,
 except per share
 data)                  2006          2005       2006        2005
----------------------------------------------------------------------
OPERATING RESULTS
----------------------------------------------------------------------
Diluted earnings
 per common share:
  Operating income*          $0.69      $0.54      $1.94        $1.41
  Realized gains,
   net of income
   taxes                                            0.84
  Cumulative effect
   of accounting
   change, net of
   income taxes                                     0.03
----------------------------------------------------------------------
  Net income                 $0.69      $0.54      $2.81        $1.41
----------------------------------------------------------------------
Cash dividends per
 common share                $0.19     $0.175      $0.54       $0.515
----------------------------------------------------------------------

FINANCIAL CONDITION         September 30, 2006       December 31, 2005
----------------------------------------------------------------------
Assets                             $2,945,630              $2,905,266
Shareholders'
 equity                              $683,161                $614,383
  Per common share                     $21.73                  $20.07
----------------------------------------------------------------------


----------------------------------------------------------------------
CONSOLIDATED
 STATEMENTS OF            Quarter ended          Nine months ended
 INCOME                   September 30              September 30
----------------------------------------------------------------------
(in thousands,
 except per share
 data)                  2006          2005       2006        2005
----------------------------------------------------------------------
REVENUES:
Premiums earned           $210,409   $212,327   $628,074     $628,872
Investment income,
 net of investment
 expense                    26,388     23,064     75,330       67,403
Realized investment
 gains (losses)                138         (1)    40,420           67
Other income                 4,188      3,811     13,374       12,252
----------------------------------------------------------------------
    Total revenues         241,123    239,201    757,198      708,594
----------------------------------------------------------------------
LOSSES AND
 EXPENSES:
Losses and loss
 settlement
 expenses                  133,324    139,078    404,362      430,943
Amortization of
 deferred policy
 acquisition costs          53,735     53,163    159,806      156,124
Other underwriting
 expenses                   20,431     22,851     59,986       57,984
Interest expense             1,749      1,660      5,190        4,945
Other expenses               1,407      1,036      3,762        4,306
----------------------------------------------------------------------
    Total expenses         210,646    217,788    633,106      654,302
----------------------------------------------------------------------
Income before
 income taxes and
 cumulative effect
 of accounting
 change                     30,477     21,413    124,092       54,292
    Income taxes             8,685      4,972     36,862       11,342
----------------------------------------------------------------------
Income before
 cumulative effect
 of accounting
 change                     21,792     16,441     87,230       42,950
Cumulative effect
 of accounting
 change, net of
 income taxes                                        942
----------------------------------------------------------------------
Net income                 $21,792    $16,441    $88,172      $42,950
----------------------------------------------------------------------
Weighted average
 number of shares
 outstanding:
   Basic                31,116,039 30,428,342 30,864,293   30,329,666
   Diluted              31,714,104 30,588,573 31,323,368   30,486,164
----------------------------------------------------------------------
Per common share:
   Basic earnings
    before
    cumulative
    effect of
    accounting
    change                   $0.70      $0.54      $2.83        $1.42
   Basic cumulative
    effect of
    accounting
    change                                         $0.03
   Basic earnings            $0.70      $0.54      $2.86        $1.42

   Diluted earnings
    before
    cumulative
    effect of
    accounting
    change                   $0.69      $0.54      $2.78        $1.41
   Diluted
    cumulative
    effect of
    accounting
    change                                         $0.03
   Diluted earnings          $0.69      $0.54      $2.81        $1.41
----------------------------------------------------------------------

RECONCILIATION TO
 OPERATING INCOME :
Net income                 $21,792    $16,441    $88,172      $42,950
Less cumulative
 effect of
 accounting change,
 net of income
 taxes                                               942
Less realized
 investment gains
 (losses), net of
 income taxes                   90         (1)    26,274           43
----------------------------------------------------------------------
Operating income           $21,702    $16,442    $60,956      $42,907
----------------------------------------------------------------------

These financial figures are unaudited.


    *Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.



                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
(in thousands, except share data)           September 30, December 31,
                                                2006*         2005
----------------------------------------------------------------------
ASSETS
Investments:
  Fixed maturities:
    Held to maturity, at amortized cost
     (fair value $392,782 and $437,887)         $392,091     $433,649
    Available for sale, at fair value
     (amortized cost $1,611,510 and
     $1,374,559)                               1,620,439    1,386,440
  Equity securities, at fair value (cost
   $62,293 and $139,371)                          66,780      179,980
  Short-term investments, at cost, which
   approximates fair value                       108,741       64,319
----------------------------------------------------------------------
    Total investments                          2,188,051    2,064,388
----------------------------------------------------------------------
Cash                                                 142          466
Premiums in course of collection                 144,095      141,882
Reinsurance receivable                           167,194      249,020
Accrued investment income                         23,763       24,016
Deferred policy acquisition costs                104,505      104,173
Prepaid reinsurance premiums                      37,345       34,256
Property and equipment, net                       17,040       18,038
Deferred income taxes                             67,526       63,357
Securities lending collateral                    132,209      150,938
Due from affiliate                                13,562        1,022
Other assets                                      50,198       53,710
----------------------------------------------------------------------
    Total assets                              $2,945,630   $2,905,266
----------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Unpaid losses and loss settlement
   expenses                                   $1,473,017   $1,480,802
  Unearned premiums                              450,920      440,755
  Accounts payable and accrued expenses           87,823       99,888
  Securities lending obligation                  132,209      150,938
  Debt                                           118,500      118,500
----------------------------------------------------------------------
    Total liabilities                          2,262,469    2,290,883
----------------------------------------------------------------------
Shareholders' equity:
  Preferred stock, $1 par value; authorized
   1,000,000 shares; none issued
  Common stock, $1 par value, authorized
   80,000,000 shares; issued 32,830,625 and
   32,008,142 shares; outstanding
   31,432,716 and 30,610,233 shares               32,831       32,008
Additional paid-in capital                       190,837      169,881
Accumulated other comprehensive income
 (loss)                                           (5,110)      20,288
Retained earnings                                489,090      417,705
Deferred compensation                                          (1,012)
Treasury stock, at cost, 1,397,909 shares        (24,487)     (24,487)
----------------------------------------------------------------------
    Total shareholders' equity                   683,161      614,383
----------------------------------------------------------------------
Total liabilities and shareholders' equity    $2,945,630   $2,905,266
----------------------------------------------------------------------

* These financial figures are unaudited.




                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
----------------------------------------------------------------------
                             Quarter ended         Nine months ended
                              September 30           September 30
----------------------------------------------------------------------
(dollars in thousands)      2006       2005      2006        2005
----------------------------------------------------------------------
Net premiums written*      $207,324  $206,594  $635,150      $640,610
----------------------------------------------------------------------
Statutory surplus*                             $631,541      $549,049
----------------------------------------------------------------------

Pretax investment income    $26,388   $23,064   $75,330       $67,403
Related federal income
 taxes                        7,219     5,553    19,681        15,940
----------------------------------------------------------------------
After-tax investment
 income                     $19,169   $17,511   $55,649       $51,463
----------------------------------------------------------------------


----------------------------------------------------------------------
SEGMENT INFORMATION
----------------------------------------------------------------------
                             Quarter ended        Nine months ended
                              September 30          September 30
----------------------------------------------------------------------
(dollars in thousands)      2006       2005      2006        2005
----------------------------------------------------------------------
Revenues:
  Premiums earned:
    Commercial lines       $173,941  $173,948  $518,753      $512,119
    Personal lines           36,468    38,379   109,321       116,753
----------------------------------------------------------------------
    Total premiums earned   210,409   212,327   628,074       628,872
  Net investment income      26,388    23,064    75,330        67,403
  Realized investment
   gains (losses)               138        (1)   40,420            67
  Other                       4,188     3,811    13,374        12,252
----------------------------------------------------------------------
  Total revenues           $241,123  $239,201  $757,198      $708,594
----------------------------------------------------------------------


Income before income taxes
 and cumulative effect of
 accounting change:
  Underwriting gain
   (loss):
    Commercial lines         $2,793   ($5,742)  ($4,743)     ($25,740)
    Personal lines            1,540     2,497     9,799         4,028
----------------------------------------------------------------------
    SAP underwriting gain
     (loss)                   4,333    (3,245)    5,056       (21,712)
----------------------------------------------------------------------
  GAAP adjustments           (1,414)      480    (1,136)        5,533
----------------------------------------------------------------------
    GAAP underwriting gain
     (loss)                   2,919    (2,765)    3,920       (16,179)
----------------------------------------------------------------------
  Net investment income      26,388    23,064    75,330        67,403
  Realized investment
   gains (losses)               138        (1)   40,420            67
  Other                       1,032     1,115     4,422         3,001
----------------------------------------------------------------------
  Income before income
   taxes and cumulative
   effect of accounting
   change                   $30,477   $21,413  $124,092       $54,292
----------------------------------------------------------------------

Income taxes on net
 investment income           $7,219    $5,553   $19,681       $15,940
Income taxes (benefit) on
 remaining gain (loss)
 before cumulative effect
 of accounting change         1,466      (581)   17,181        (4,598)
  Total income taxes on
   income before
   cumulative effect of
   accounting change         $8,685    $4,972   $36,862       $11,342
----------------------------------------------------------------------

Effective tax rate on:
  Net investment income        27.4%     24.1%     26.1%         23.6%
  Income before cumulative
   effect of accounting
   change                      28.5%     23.2%     29.7%         20.9%
----------------------------------------------------------------------

These financial figures are unaudited.


    *Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
Procedures Manual, a reconciliation to GAAP is not required.



                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
STATUTORY DATA BY LINE OF BUSINESS*
----------------------------------------------------------------------
                             Quarter ended        Nine months ended
                             September 30           September 30
----------------------------------------------------------------------
(dollars in thousands)      2006       2005      2006        2005
----------------------------------------------------------------------

Net premiums written:

Commercial:
   Automobile               $48,736   $54,109  $157,828      $171,873
   Workers' compensation     24,910    24,622    74,020        74,534
   Commercial multi-peril    77,357    73,285   240,574       230,816
   Other commercial          17,480    15,375    53,994        51,465

----------------------------------------------------------------------
  Total commercial         $168,483  $167,391  $526,416      $528,688
----------------------------------------------------------------------

Personal:
   Automobile               $18,698   $20,544   $54,853       $60,670
   Homeowners                17,941    16,473    47,370        44,603
   Other personal             2,202     2,186     6,511         6,649

----------------------------------------------------------------------
  Total personal            $38,841   $39,203  $108,734      $111,922
----------------------------------------------------------------------

Total personal and
 commercial                $207,324  $206,594  $635,150      $640,610
----------------------------------------------------------------------


Combined ratios:

Commercial:
   Automobile                 100.2%    104.5%     99.5%        100.8%
   Workers' compensation      116.1%    118.6%    117.3%        122.6%
   Commercial multi-peril      98.3%    101.0%     99.8%        102.0%
   Other commercial            80.8%    102.5%     83.3%         95.9%

  Total commercial             99.5%    104.7%    100.4%        103.9%
----------------------------------------------------------------------

Personal:
   Automobile                  99.5%     98.1%     99.9%        102.8%
   Homeowners                  90.3%     88.8%     83.5%         94.5%
   Other personal              65.4%     67.5%     68.0%         73.1%

  Total personal               93.6%     92.8%     91.2%         97.9%
----------------------------------------------------------------------

Total personal and
 commercial                    98.5%    102.5%     98.8%        102.8%
----------------------------------------------------------------------


Losses paid                $113,732  $108,074  $331,880      $338,407
----------------------------------------------------------------------

Net catastrophe losses
 incurred                    $4,019    $2,414   $11,074        $4,038
----------------------------------------------------------------------

These financial figures are unaudited.


    *Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
Procedures Manual, a reconciliation to GAAP is not required.


    CONTACT: Harleysville Group Inc.
             Investors:
             Mark Cummins, 215-256-5025
             mcummins@harleysvillegroup.com
             or
             Media:
             Randy Buckwalter, 215-256-5288
             rbuckwalter@harleysvillegroup.com